UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 24, 2019

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WEWARDS, INC.

(Exact Name of Registrant as Specified in its Charter)

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Nevada	333-197968	33-1230099
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

2960 West Sahara Avenue, Las Vegas, NY 89102

(Address of Principal Executive Office) (Zip Code)

702-944-5599

(Registrant’s telephone number, including area code)

John B. Lowy, Esq.

645 Fifth Avenue, Suite 400, New York, NY 10022

(212) 371-7799

(Name, Address and Telephone Number of Person Authorized to Receive

Notice and Communications on Behalf of the Person(s) Filing Statement)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On April 24, 2019, Lei Pei, the Registrant’s sole officer and director, disposed of a total of 60,812,070 common shares by gifts of 30,406,035 shares to each of two irrevocable trusts (the “Trusts”) for his minor children. The sole Trustee of the Trusts is Mr. Pei’s wife, Chenfang Wang.

Mr. Pei remains the owner of 40,541,380 shares of the Registrant, and continues to be its sole officer and director. Mr. Pei’s 100% privately-owned company Sky Rover Holdings, Inc. still holds $10,500,000 in convertible promissory notes owed by the Registrant to Sky Rover Holdings (all as reported in previous Forms 8-K). Mr. Pei has sole voting power over the shares registered in his name.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

WEWARDS, INC.

April 29, 2019	By:	/s/ Lei Pei
Lei Pei CEO

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